                                        Six Months Ended     Six Months Ended       Years Ended                  Years Ended
                                         June 30, 1997          June 30,1996       December 31,1996               December 31
                                Primary EPS   Fully Diluted EPS            Primary EPS   Fully Diluted EPS  1 9 9 5      1 9 9 4

Net Loss -Historical            $158,250      $158,250          $(568,827)    $ (681,250)   $ (681,250)     $(4,695,745) $(410,622)
Adjustments Per
 Modified Treasury
  Stock Method                   201,911       288,873                           448,289       440,238
                                --------       -------          ----------    ----------     ----------    -------------   --------
Adjusted Net Income/ Loss
  - Primary                      360,161                                        (232,961)
                                ========                                      ==========
Adjusted Net Income/ Loss
  - Fully Diluted                              387,123                                        (241,012)
                                               =======                                        =========
Income/Loss Per Share:
Income/Loss Per Share-Note 1       0.08                              (0.49)        (0.01)                         (1.48)     (0.68)
                                =======                           =========    ==========                         ======   ========
Loss Per Share-
  Assuming Full
  Dilution - Note 2                              0.09                (0.21)                      (0.01)           (0.49)     (0.68)
                                               =======            ========                      =======           ======    =======

Note 1: Computed by dividing net loss by the weighted average number of common shares (15,182,970, 3,172,696 and 600,000) for the years ended
December 31, 1996, 1995 and 1994 respectively adjusting it by items (i) to
(v) below using the modified treasury stock method of calculating earnings per share.

(i) Assumes that 1,325,000 1995 Stock Incentive Plan stock options outstanding at December 31, 1996 were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the average market price of the Company's common stock for the period as quoted on the NASDAQ, retire debt and to invest the balance.

(ii) Assumes common stock purchase warrants to purchase an aggregate of 1,924,597 common shares were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the average market price of the Company's common stock for the period as quoted on the NASDAQ, retire debt and to invest the balance.

(iii) Assumes common stock purchase warrants to purchase an aggregate of 4,900,000 shares were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the average market price of the Company's common stock for the period as quoted on the NASDAQ, retire debt and to invest the balance.

(iv) Assumes that stock options to purchase 35,000 shares were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the average market price of the Company's common stock for the period as quoted on the NASDAQ , retire debt and to invest the balance.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 11.1 -COMPUTATION OF EARNINGS PER SHARE

Note 1 [Continued]
(v) Assumes that 113,950 1993 Stock Incentive Plan stock options outstanding at December 31, 1996 were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the average market price of the Company's common stock for the period as quoted on the NASDAQ, retire debt and to invest the balance.

The proceeds received from the above transactions would then be used to purchase treasury stock up to 20%, retire debt and the remaining balance invested. See Schedule 1.

Note 2: Computed by dividing net loss by the weighted average number of common shares (15,182,970, 3,172,696 and 600,000) for the years ended December 31, 1996, 1995 and 1994 respectively adjusting it by items (i) to (v) below using the modified treasury stock method of calculating earnings per share.

(i) Assumes that 1,325,000 1995 Stock Incentive Plan stock options outstanding at December 31, 1996 were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the market price of the Company's common stock at December 31, 1996 as quoted on the NASDAQ, retire debt and to invest the balance.

(ii) Assumes common stock purchase warrants to purchase an aggregate of 1,924,597 common shares were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the market price of the Company's common stock at December 31, 1996 as quoted on the NASDAQ, retire debt and to invest the balance.

(iii) Assumes common stock purchase warrants to purchase an aggregate of 4,900,000 shares were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the market price of the Company's common stock at December 31, 1996 as quoted on the NASDAQ, retire debt and to invest the balance.

(iv) Assumes that stock options to purchase 35,000 shares were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the market price of the Company's common stock at December 31, 1996 as quoted on the NASDAQ , retire debt and to invest the balance.

(v) Assumes that 113,950 1993 Stock Incentive Plan stock options outstanding at December 31, 1996 were exercised at the beginning of the period and that the proceeds were used to purchase treasury stock at the market price of the Company's common stock at December 31, 1996 as quoted on the NASDAQ, retire debt and to invest the balance.

The proceeds received from the above transactions would then be used to purchase treasury stock up to 20%, retire debt and the remaining balance invested. See Schedule 2.

Note: This calculation is submitted in accordance with the Securities Act of 1934 Release No. 9083, although it is contrary to Para. 40 of APB 15 because it may produce an anti-dilutive result.

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER SHARE [Continued]

SCHEDULE 1.
PRIMARY EARNINGS PER SHARE - DECEMBER 31, 1996
Weighted average # of shares o/s 12/31/96                    15,182,970

Total issuable warrants and options
Options pursuant to 1995 Stock Incentive Plan - employees     1,310,000
Options pursuant to 1995 Stock Incentive Plan - directors        15,000
Series A, B, C Warrants                                       1,924,597
Series D Warrants                                             4,900,000
SMACS options                                                    35,000
Options pursuant to 1993 option plan                            113,950
                                                               --------
Total issuable                                                8,298,547
Total that can be reacquired:
(15,182,970 x 20%)                                            3,036,594
                                                              ---------
Issued not reacquired                                         5,261,953

Proceeds                                 Price      # of shares
Options pursuant to 1995
  Stock Incentive Plan - employees     $ 1.125      1,310,000      1,473,750
 Options pursuant to 1995
  Stock Incentive Plan - directors     $ 1.031         15,000         15,465
Series A, B, C Warrants                Various      1,924,597      9,704,939
Series D Warrants                      $ 1.250      4,900,000      6,125,000
SMACS options                          $ 0.500         35,000         17,500
Options pursuant to 1993 option plan   $ 2.250        113,950        256,388
                                                                    --------
                                                                  17,593,042
Limitation
3,036,594 shares x 1.5379(avg FMV)                                 4,669,978
                                                                  ----------
Total proceeds remaining to retire debt                           12,923,064

Outstanding short - term debt                                      6,273,522
- A/P and accrued expenses                                           283,356
- Note payable (Gov't printing ofce)                                 138,230
- Accrued litigation settlement                                      300,000
                                                                   5,551,936
Net income effects of debt retirement: at 7/1/96
Interest expense per P&L = 712,289 for full year
retired 7/1/96 = net interest expense 356,150

Remaining proceeds for cash                                        7,371,128
                                                                   ---------
Cash invested in money market fund @ 2.5% interest for 6 months

              7371128 @ 2.5% /2                                       92,139

TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 11.1 -COMPUTATION OF EARNINGS PER SHARE [Continued]

SCHEDULE 1-   PRIMARY EARNINGS PER SHARE - DECEMBER 31, 1996 [continued]

P&L impact
Reduction of interest expense           356,150
Additional interest income               92,139
                                                                   -------
                                                                  448,289

Weighted average # of shares o/s 12/31/96                      15,182,970
Options and warrants not reacquired                             5,261,953
                                                                ---------
Total                                                          20,444,923
                                                               ==========

December 31, 1996 Net income per F/S               (681,250)
Adjustment per modified treasury stock method       448,289
                                                    -------
Adjusted net loss                                  (232,961)
Primary EPS     -232961/20,444,923=                  -0.011394564802
                                                     ($0.01)
Total reacquired
Options pursuant to
 1995 Stock Incentive Plan - employees    1.53788     1,310,000     2,014,623
Options pursuant to
 1995 Stock Incentive Plan - directors    1.53788        15,000        23,068
Series A, B, C Warrants                   1.53788     1,924,597     2,959,799
Series D Warrants                         1.53788     4,900,000     7,535,612
SMACS options                             1.53788        35,000        53,826
Options pursuant to 1993 option plan      1.53788       113,950       175,241
                                                                   ----------
Total proceeds remaining to retire debt                            12,762,169


TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 11.1 -COMPUTATION OF EARNINGS PER SHARE [Continued]

SCHEDULE 2
FULLY DILUTED EARNINGS PER SHARE - DECEMBER 31, 1996
Weighted average # of shares o/s 12/31/96                         15,182,970
Total issuable warrants and options
Options pursuant to 1995 Stock Incentive Plan - employees          1,310,000
Options pursuant to 1995 Stock Incentive Plan - directors             15,000
Series A, B, C Warrants                                            1,924,597
Series D Warrants                                                  4,900,000
SMACS options                                                         35,000
Options pursuant to 1993 option plan                                 113,950
                                                                    --------
Total issuable                                                     8,298,547
Total that can be reacquired:
(15,182,970 x 20%)                                                 3,036,594
Issued not reacquired                                              5,261,953

Proceeds                                  Price     # of shares
Options pursuant to
 1995 Stock Incentive Plan - employees    $1.125    1,310,000       1,473,750
Options pursuant to
 1995 Stock Incentive Plan - directors    $1.031       15,000          15,465
Series A, B, C Warrants                   Various   1,924,597       9,704,939
Series D Warrants                         $1.250    4,900,000       6,125,000
SMACS options                             $0.500       35,000          17,500
Options pursuant to 1993 option plan      $2.250      113,950         256,388
                                                                   17,593,042
 3,036,594 shares x 1.750( FMV at 12/31/96)                         5,314,040
                                                                   ----------
Total proceeds remaining to retire debt                            12,279,002

Outstanding short - term debt                       6,273,522
- A/P and accrued expenses                            283,356
- Note payable (Gov't printing ofce)                  138,230
- Accrued litigation settlement                       300,000
                                                     --------      5,551,936
                                                                   ---------
Remaining proceeds for cash                                        6,727,066
Net income effects of debt retirement: at 7/1/96
Interest expense per P&L = 712,289 for full year
retired 7/1/96 = net interest expense 356,150

Cash invested in money market fund @ 2.5% interest for 6 months

           6727066@ 2.5%/2                                            84,088



TRANS GLOBAL SERVICES, INC. AND SUBSIDIARIES
EXHIBIT 11.1 - COMPUTATION OF EARNINGS PER SHARE [Continued]

P&L impact
Net loss per F/S                                      (681,250)
Reduction of interest expense                          356,150
Additional interest income                              84,088
                                                     ---------
Adjusted net loss                                     (241,012)

Weighted average # of shares o/s 12/31/96                         15,182,970
Options and warrants not reacquired                                5,261,953
                                                                   ---------
Total                                                             20,444,923

Fully diluted EPS               -241012/20,444,92  =              ($0.0118)
